Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Brenex Oil Corporation (the "Company") on Form 10-QSB for the transitional period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, James F. Robinson, Chief Executive Officer, President and director and Tagy Torabian, Principal Financial and Accounting officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: 11/19/03                         /s/ James F. Robinson
      ----------                        -----------------------
                                        James F. Robinson
                                        Chief Executive Officer, President and
                                        director

Dated: 11/19/03                         /s/ Tagy Torabian
      ----------                        -----------------------
                                        Tagy Torabian
                                        Controller, Principal Financial and
                                        Accounting Officer